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                                                                 EXHIBIT 5

                [DOW, LOHNES & ALBERTSON, PLLC LETTERHEAD]

                                                            March 27, 1998

Teleport Communications Group Inc.

437 Ridge Road

Executive Building 3

Dayton, New Jersey 08810

Ladies and Gentlemen:

  We have acted as special counsel to Teleport Communications Group Inc., a Delaware corporation (the "Company"), in connection with the proposed offering by the Company of up to 23,000,000 shares (the "Shares") of Class A Common Stock, par value $0.01 per share.

  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

  In connection with this opinion we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement of the Company on Form S-4 (No. 333-45833) relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") on February 9, 1998 (the "Registration Statement") and Amendment No. 1 filed with the Commission on March 27, 1998; (ii) the Agreement and Plan of Merger, dated as of November 26, 1997, among ACC Corp., a Delaware corporation, the Company and TCG Merger Co., Inc., a Delaware corporation (the "ACC Merger Agreement"); (iii) the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof; (iv) the Amended and Restated By-Laws of the Company, as in effect on the date hereof; and (v) resolutions of the Board of Directors of the Company relating to the ACC Merger Agreement and the registration, issuance and sale of the Shares.

  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied on oral or written statements and representations of officers and other representatives of the Company and others.

  Members of this Firm are admitted to the Bar of the District of Columbia and we do not express any opinion as to the laws of any other jurisdiction.

  Based on and subject to the foregoing, we are of the opinion that when (i) the Registration Statement has become effective under the Act and (ii) the Shares are issued and delivered in accordance with the terms of the ACC Merger Agreement, the Shares so issued will be validly issued, fully paid and nonassessable.
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  This opinion is as of the date hereof, and we expressly disclaim any duty to update this opinion in the future in the event there are any changes in fact or law that may affect the issues addressed herein.

  We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          Dow, Lohnes & Albertson, pllc

                                               /s/ Timothy J. Kelley

                                          By: ____________________________

                                             Timothy J. Kelley, Member